Exhibit Number 99.1

Investor Contact:	Thomas J. Aaron
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

SECOND QUARTER 2019 RESULTS

FRANKLIN, Tenn. (August 5, 2019) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2019.

The following highlights the financial and operating results for the three months ended June 30, 2019.

•	Net operating revenues totaled $3.302 billion.

•

Net loss attributable to Community Health Systems, Inc. common stockholders was $(167) million, or $(1.47) per share (diluted), compared with net loss of $(110) million, or $(0.97) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(0.47) per share (diluted), compared with net loss of $(0.01) per share (diluted) for the same period in 2018.

•	Adjusted EBITDA was $402 million.

•	Net cash provided by operating activities was $132 million, compared with net cash used in operating activities of $(12) million for the same period in 2018.

•	On a same-store basis, admissions increased 2.3 percent and adjusted admissions increased 1.8 percent, compared with the same period in 2018.

Net operating revenues for the three months ended June 30, 2019, totaled $3.302 billion, a 7.3 percent decrease, compared with $3.562 billion for the same period in 2018.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(167) million, or $(1.47) per share (diluted), for the three months ended June 30, 2019, compared with $(110) million, or $(0.97) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(0.47) per share (diluted), for the three months ended June 30, 2019, compared with net loss of $(0.01) per share (diluted) for the same period in 2018. Weighted-average shares outstanding (diluted) were 114 million for the three months ended June 30, 2019, and 113 million for the three months ended June 30, 2018.

Adjusted EBITDA for the three months ended June 30, 2019, was $402 million compared with $411 million for the same period in 2018, representing a 2.2 percent decrease.

The consolidated operating results for the three months ended June 30, 2019, reflect an 11.5 percent decrease in total admissions, and a 12.3 percent decrease in total adjusted admissions, compared with the same period in 2018. On a same-store basis, admissions increased 2.3 percent and adjusted admissions increased 1.8 percent for the three months ended June 30, 2019, compared with the same period in 2018. On a same-store basis, net operating revenues increased 4.9 percent for the three months ended June 30, 2019, compared with the same period in 2018.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

Net operating revenues for the six months ended June 30, 2019, totaled $6.679 billion, a 7.9 percent decrease, compared with $7.251 billion for the same period in 2018.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(285) million, or $(2.51) per share (diluted), for the six months ended June 30, 2019, compared with $(135) million, or $(1.20) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(1.00) per share (diluted), for the six months ended June 30, 2019, compared with net income of $0.12 per share (diluted) for the same period in 2018. Weighted-average shares outstanding (diluted) were 114 million for the six months ended June 30, 2019, and 113 million for the six months ended June 30, 2018.

Adjusted EBITDA for the six months ended June 30, 2019, was $793 million compared with $851 million for the same period in 2018, representing a 6.8 percent decrease.

The consolidated operating results for the six months ended June 30, 2019, reflect a 12.5 percent decrease in both total admissions and total adjusted admissions, compared with the same period in 2018. On a same-store basis, admissions increased 1.1 percent and adjusted admissions increased 1.3 percent for the six months ended June 30, 2019, compared with the same period in 2018. On a same-store basis, net operating revenues increased 4.0 percent for the six months ended June 30, 2019, compared with the same period in 2018.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “The second quarter results reflect continued improvements in key operating metrics. Our hospital leadership teams are making progress across our strategic imperatives – including Safety and Quality, Operational Excellence, Connected Care, and Competitive Position. We believe strategic investments in our transfer program, Accountable Care Organizations, service lines, and access points are driving stronger same-store volume and net revenue performance. We also believe that continued execution of these strategic initiatives, along with effective expense management, will lead to incremental growth in the back half of the year.”

The Company completed seven hospital divestitures during the six months ended June 30, 2019 (including two divestitures that preliminarily closed on December 31, 2018) and completed the divestiture of an additional two hospitals on August 1, 2019. In addition, the Company has entered into definitive agreements to sell three additional hospitals, which divestitures have not yet been completed. The Company intends to continue its portfolio rationalization strategy during the remainder of 2019 and is pursuing additional interests for sale transactions, which are currently in various stages of negotiation with potential buyers. There can be no assurance that these potential divestitures (or the potential divestiture currently subject to a definitive agreement) will be completed, or if they are completed, the ultimate timing of the completion of these divestitures. The Company continues to receive interest from potential acquirers for certain of its hospitals.

Financial and statistical data for 2018 and the three and six months ended June 30, 2019 presented in this press release includes the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results exclude the results of the hospitals divested or closed in 2018 and during the six months ended June 30, 2019.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

Certain significant adjustments impacting reported amounts for the three and six months ended June 30, 2019, which have been taken into account in connection with the calculation of Adjusted EBITDA and non-GAAP adjusted net loss attributable to Community Health Systems, Inc. common stockholders per share (diluted) are further discussed below:

(i)	Valuation Allowance Recorded for Promissory Note

During the year ended December 31, 2017, the Company sold two of its hospitals in the state of Washington to a buyer where a portion of the proceeds were paid through the issuance of a promissory note for the benefit of CHS/Community Health Systems, Inc., a wholly-owned subsidiary of the Company. During the three months ended June 30, 2019, the buyer of these hospitals, which was the maker of the note filed for Chapter 11 bankruptcy protection, which caused the Company to reserve the outstanding balance of the note. The Company has petitioned the bankruptcy court for the full amount owed under the note, but based on management’s assessment of the ability of this entity to make payment in connection with these bankruptcy court proceedings, the full amount of the note was reserved during the three months ended June 30, 2019 through a non-cash operating expense of $23 million included in other operating expenses on the condensed consolidated statement of loss.

The non-cash expense recorded for this valuation allowance does not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

(ii)	Change in Estimate for Professional Liability Claims Accrual

During the six months ended June 30, 2019, the Company experienced a significant increase in the amounts paid to settle outstanding professional liability claims, compared to the same period in the prior year and to previous actuarially determined estimates. This increase in claims paid related to claims incurred in 2016 and prior years and was primarily related to divested hospitals. The settlement of these claims at amounts greater than the previously determined actuarial estimates resulted in the Company recording a $70 million change in estimate during the three months ended June 30, 2019.

This change in estimate is not expected to have a material impact on professional liability expense on a prospective basis and does not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

Information About Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts, the impact of a change in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 with respect to claims incurred in 2016 and prior years and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017 as noted above. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net (loss) income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

Additionally, this earnings release presents adjusted net (loss) income attributable to Community Health Systems, Inc. common stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net (loss) income attributable to Community Health Systems, Inc. common stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net (loss) income attributable to Community Health Systems, Inc. common stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Included on pages 16, 17, 18 and 19 of this press release are tables setting forth the Company’s 2019 updated annual earnings guidance. The 2019 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, and reflects the impact of planned divestitures in 2019.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 105 affiliated hospitals in 18 states with an aggregate of approximately 17,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Tuesday, August 6, 2019, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2019. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net operating revenues	$3,302	$3,562	$6,679	$7,251
Net loss (f), (g)	(146)	(91)	(246)	(98)
Net loss attributable to Community Health Systems, Inc. stockholders	(167)	(110)	(285)	(135)
Adjusted EBITDA (c)	402	411	793	851
Net cash provided by (used in) operating activities	132	(12)	265	94

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(1.47)	$(0.97)	$(2.51)	$(1.20)
Diluted (e), (f), (g)	(1.47)	(0.97)	(2.51)	(1.20)

Weighted-average number of shares outstanding (d):
Basic	114	113	114	113
Diluted	114	113	114	113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2019		2018
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues	$3,302	100.0%	$3,562	100.0%

Operating costs and expenses:
Salaries and benefits	1,488	45.1%	1,617	45.4%
Supplies	539	16.3%	592	16.6%
Other operating expenses	893	27.0%	879	24.7%
Government and other legal settlements and related costs (g)	4	0.1%	1	—%
Electronic health records incentive reimbursement	—	—%	—	—%
Lease cost and rent	81	2.5%	85	2.4%
Depreciation and amortization	153	4.6%	177	5.0%
Impairment and (gain) loss on sale of businesses, net (f)	33	1.0%	174	4.9%

Total operating costs and expenses	3,191	96.6%	3,525	99.0%

Income from operations (f), (g)	111	3.4%	37	1.0%
Interest expense, net	265	8.0%	235	6.6%
Loss (gain) from early extinguishment of debt	—	—%	(64)	(1.8)%
Equity in earnings of unconsolidated affiliates	(5)	(0.1)%	(5)	(0.2)%

Loss before income taxes	(149)	(4.5)%	(129)	(3.6)%
Benefit from income taxes	(3)	(0.1)%	(38)	(1.0)%

Net loss (f), (g)	(146)	(4.4)%	(91)	(2.6)%
Less: Net income attributable to noncontrolling interests	21	0.7%	19	0.5%

Net loss attributable to Community Health Systems, Inc. stockholders	$(167)	(5.1)%	$(110)	(3.1)%

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(1.47)		$(0.97)

Diluted (e), (f), (g)	$(1.47)		$(0.97)

Weighted-average number of shares outstanding (d):
Basic	114		113

Diluted	114		113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2019		2018
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues

Net operating revenues	$6,679	100.0%	$7,251	100.0%

Operating costs and expenses:
Salaries and benefits	3,030	45.4%	3,265	45.0%
Supplies	1,097	16.4%	1,208	16.7%
Other operating expenses	1,704	25.5%	1,789	24.7%
Government and other legal settlements and related costs (g)	9	0.1%	7	0.1%
Electronic health records incentive reimbursement	—	—%	(1)	—%
Lease cost and rent	162	2.4%	173	2.4%
Depreciation and amortization	305	4.6%	358	4.9%
Impairment and (gain) loss on sale of businesses, net (f)	71	1.1%	202	2.8%

Total operating costs and expenses	6,378	95.5%	7,001	96.6%

Income from operations (f), (g)	301	4.5%	250	3.4%
Interest expense, net	522	7.8%	464	6.4%
Loss (gain) from early extinguishment of debt	31	0.5%	(59)	(0.8)%
Equity in earnings of unconsolidated affiliates	(9)	(0.2)%	(12)	(0.2)%

Loss before income taxes	(243)	(3.6)%	(143)	(2.0)%
Provision for (benefit from) income taxes	3	0.1%	(45)	(0.6)%

Net loss (f), (g)	(246)	(3.7)%	(98)	(1.4)%
Less: Net income attributable to noncontrolling interests	39	0.6%	37	0.5%

Net loss attributable to Community Health Systems, Inc. stockholders	$(285)	(4.3)%	$(135)	(1.9)%

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(2.51)		$(1.20)

Diluted (e), (f), (g)	$(2.51)		$(1.20)

Weighted-average number of shares outstanding (d):
Basic	114		113

Diluted	114		113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(146)	$(91)	$(246)	$(98)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	—	7	(2)	25
Net change in fair value of available-for-sale securities, net of tax	2	(1)	4	(2)
Amortization and recognition of unrecognized pension cost components, net of tax	—	1	—	1

Other comprehensive income	2	7	2	24

Comprehensive loss	(144)	(84)	(244)	(74)
Less: Comprehensive income attributable to noncontrolling interests	21	19	39	37

Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(165)	$(103)	$(283)	$(111)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended June 30,
	Consolidated			Same-Store
	2019	2018	% Change	2019	2018	% Change
Number of hospitals (at end of period)	107	119		106	106
Licensed beds (at end of period)	17,062	20,123		16,881	17,044
Beds in service (at end of period)	15,206	17,753		15,131	15,132
Admissions	139,400	157,509	-11.5%	139,229	136,085	2.3%
Adjusted admissions	302,964	345,374	-12.3%	302,479	297,257	1.8%
Patient days	622,046	697,213		621,404	599,765
Average length of stay (days)	4.5	4.4		4.5	4.4
Occupancy rate (average beds in service)	45.1%	42.1%		45.1%	43.6%
Net operating revenues	$3,302	$3,562	-7.3%	$3,297	$3,144	4.9%
Net inpatient revenues as a % of net operating revenues	47.0%	47.0%		47.0%	46.8%
Net outpatient revenues as a % of net operating revenues	53.0%	53.0%		53.0%	53.2%
Income from operations (f), (g)	$111	$37	200.0%
Income from operations as a % of net operating revenues	3.4%	1.0%
Depreciation and amortization	$153	$177
Equity in earnings of unconsolidated affiliates	$(5)	$(5)
Net loss attributable to Community Health Systems, Inc. stockholders	$(167)	$(110)	-51.8%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-5.1%	-3.1%
Adjusted EBITDA (c)	$402	$411	-2.2%
Adjusted EBITDA as a % of net operating revenues	12.2%	11.5%
Net cash provided by (used in) operating activities	$132	$(12)	1200.0%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Six Months Ended June 30,
	Consolidated			Same-Store
	2019	2018	% Change	2019	2018	% Change
Number of hospitals (at end of period)	107	119		106	106
Licensed beds (at end of period)	17,062	20,123		16,881	17,044
Beds in service (at end of period)	15,206	17,753		15,131	15,132
Admissions	287,288	328,189	-12.5%	283,662	280,702	1.1%
Adjusted admissions	612,829	700,738	-12.5%	604,578	596,989	1.3%
Patient days	1,299,127	1,481,518		1,279,882	1,261,772
Average length of stay (days)	4.5	4.5		4.5	4.5
Occupancy rate (average beds in service)	46.5%	44.6%		46.7%	46.1%
Net operating revenues	$6,679	$7,251	-7.9%	$6,603	$6,351	4.0%
Net inpatient revenues as a % of net operating revenues	47.9%	48.1%		47.8%	47.9%
Net outpatient revenues as a % of net operating revenues	52.1%	51.9%		52.2%	52.1%
Income from operations (f), (g)	$301	$250	20.4%
Income from operations as a % of net operating revenues	4.5%	3.4%
Depreciation and amortization	$305	$358
Equity in earnings of unconsolidated affiliates	$(9)	$(12)
Net loss attributable to Community Health Systems, Inc. stockholders	$(285)	$(135)	-111.1%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-4.3%	-1.9%
Adjusted EBITDA (c)	$793	$851	-6.8%
Adjusted EBITDA as a % of net operating revenues	11.9%	11.7%
Net cash provided by operating activities	$265	$94	181.9%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$207	$196
Patient accounts receivable	2,356	2,352
Supplies	378	402
Prepaid income taxes	—	3
Prepaid expenses and taxes	177	196
Other current assets	366	400

Total current assets	3,484	3,549

Property and equipment	10,120	10,301
Less accumulated depreciation and amortization	(4,186)	(4,162)

Property and equipment, net	5,934	6,139

Goodwill	4,494	4,559

Deferred income taxes	57	69

Other assets, net (i)	2,163	1,543

Total assets	$16,132	$15,859

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$206	$204
Current operating lease liabilities (i)	133	—
Accounts payable	812	887
Accrued liabilities:
Employee compensation	549	627
Accrued interest	388	206
Other	415	468

Total current liabilities	2,503	2,392

Long-term debt (h)	13,393	13,392

Deferred income taxes	26	26

Long-term operating lease liabilities (i)	479	—

Other long-term liabilities	987	1,008

Total liabilities	17,388	16,818

Redeemable noncontrolling interests in equity of consolidated subsidiaries	503	504

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 118,051,975 shares issued and outstanding at June 30, 2019, and 116,248,376 shares issued and outstanding at December 31, 2018	1	1
Additional paid-in capital	2,002	2,017
Accumulated other comprehensive loss	(8)	(10)
Accumulated deficit	(3,828)	(3,543)

Total Community Health Systems, Inc. stockholders’ deficit	(1,833)	(1,535)
Noncontrolling interests in equity of consolidated subsidiaries	74	72

Total stockholders’ deficit	(1,759)	(1,463)

Total liabilities and stockholders’ deficit	$16,132	$15,859

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(246)	$(98)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	305	358
Government and other legal settlements and related costs (g)	9	7
Stock-based compensation expense	6	7
Impairment and (gain) loss on sale of businesses, net (f)	71	202
Loss (gain) from early extinguishment of debt	31	(59)
Other non-cash expenses, net	101	23
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(7)	(21)
Supplies, prepaid expenses and other current assets	72	(15)
Accounts payable, accrued liabilities and income taxes	27	(308)
Other	(104)	(2)

Net cash provided by operating activities	265	94

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(13)	(10)
Purchases of property and equipment	(212)	(295)
Proceeds from disposition of hospitals and other ancillary operations	161	88
Proceeds from sale of property and equipment	1	4
Purchases of available-for-sale securities and equity securities	(39)	(38)
Proceeds from sales of available-for-sale securities and equity securities	52	63
Increase in other investments	(97)	(53)

Net cash used in investing activities	(147)	(241)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(1)
Deferred financing costs and other debt-related costs	(28)	(54)
Proceeds from noncontrolling investors in joint ventures	2	1
Redemption of noncontrolling investments in joint ventures	(2)	(6)
Distributions to noncontrolling investors in joint ventures	(57)	(52)
Borrowings under credit agreements	23	26
Issuance of long-term debt	2,034	—
Proceeds from ABL facility	25	587
Repayments of long-term indebtedness	(2,103)	(709)

Net cash used in financing activities	(107)	(208)

Net change in cash and cash equivalents	11	(355)
Cash and cash equivalents at beginning of period	196	563

Cash and cash equivalents at end of period	$207	$208

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results and statistical information exclude the results of the hospitals divested or closed in 2018 and during the six months ended June 30, 2019. There were no discontinued operations reported for 2018 and the six months ended June 30, 2019.

(b)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to Community Health Systems, Inc. common stockholders:
Net loss	$(146)	$(91)	$(246)	$(98)
Less: Income attributable to noncontrolling interests, net of taxes	21	19	39	37

Net loss attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(167)	$(110)	$(285)	$(135)

(c)

EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts, the impact of a change in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017. During the six months ended June 30, 2019, the Company experienced a significant increase in the amounts paid to settle outstanding professional liability claims, compared to the same period in the prior year and to previous actuarially determined estimates. This increase in claims paid related to claims incurred in 2016 and prior years and was primarily related to divested hospitals. The settlement of these claims at amounts greater than the previously determined actuarial estimates resulted in the Company recording a $70 million change in estimate during the three months ended June 30, 2019. Additionally, the expense related to the valuation allowance was recorded by the Company in the second quarter of 2019 following the filing of Chapter 11 bankruptcy proceedings by the buyer of these hospitals based on management’s assessment of the buyer’s ability to make payments under the promissory note in these bankruptcy court proceedings. The Company has included these adjustments in the calculation of Adjusted EBITDA based on our belief that the increase in the amounts paid to settle outstanding professional liability claims as well as the anticipated inability of such buyer to make payments under the promissory note were outside of the ordinary course of the Company’s operations and not reflective of the Company’s underlying results of operations in light of the intended purpose of Adjusted EBITDA in assessing the Company’s operational performance and comparing the Company’s performance between periods. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary targets used to determine short-term cash incentive compensation. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the senior secured credit facility (although Adjusted EBITDA does not include all of the adjustments described in the senior secured credit facility).

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CYH Announces Second Quarter 2019 Results

August 5, 2019

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to Community Health Systems, Inc. stockholders	$(167)	$(110)	$(285)	$(135)
Adjustments:
(Benefit from) provision for income taxes	(3)	(38)	3	(45)
Depreciation and amortization	153	177	305	358
Net income attributable to noncontrolling interests	21	19	39	37
Interest expense, net	265	235	522	464
Loss (gain) from early extinguishment of debt	—	(64)	31	(59)
Impairment and (gain) loss on sale of businesses, net	33	174	71	202
Expense from government and other legal settlements and related costs	4	1	9	7
Expense from settlement and fair value adjustments and legal expenses related to cases covered by the CVR	2	4	4	9
Expense related to employee termination benefits and other restructuring charges	1	13	1	13
Valuation allowance recorded for promissory note	23	—	23	—
Change in estimate for professional liability claims accrual	70	—	70	—

Adjusted EBITDA	$402	$411	$793	$851

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Weighted-average number of shares outstanding—basic	114	113	114	113
Add effect of dilutive securities:
Stock awards and options	—	—	—	—

Weighted-average number of shares outstanding—diluted	114	113	114	113

The Company generated a net loss attributable to Community Health Systems, Inc. common stockholders for the three and six months ended June 30, 2019 and 2018, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of restricted stock and stock option awards on the diluted shares calculation would have been an increase of 30,472 shares and 47,754 shares during the three months ended June 30, 2019 and 2018, respectively, and 44,867 shares and 60,558 shares during the six months ended June 30, 2019 and 2018, respectively.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, to net (loss) income attributable to Community Health Systems, Inc. common stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net (loss) income attributable to Community Health Systems, Inc. common stockholders per share (diluted) presents useful information to investors by highlighting the impact on net (loss) income attributable to Community Health Systems, Inc. common stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss, as reported	$(1.47)	$(0.97)	$(2.51)	$(1.20)
Adjustments:
Loss (gain) from early extinguishment of debt	—	(0.44)	0.21	(0.41)
Impairment and (gain) loss on sale of businesses, net	0.33	1.29	0.58	1.53
Expense from government and other legal settlements and related costs	0.03	0.01	0.06	0.05
Expense from settlement and fair value adjustments and legal expenses related to cases covered by the CVR	0.01	0.03	0.02	0.06
Expense related to employee termination benefits and other restructuring charges	0.01	0.08	0.01	0.09
Valuation allowance recorded for promissory note	0.15	—	0.15	—
Change in estimate for professional liability claims accrual	0.47	—	0.47	—

Net (loss) income, excluding adjustments	$(0.47)	$(0.01)	$(1.00)	$0.12

(f)

Both income from operations and net loss for the three and six months ended June 30, 2019, included non-cash expense of approximately $33 million and $71 million, respectively, related to impairment charges to reduce the value of long-lived assets, including allocated goodwill, at hospitals that the Company has identified for sale or has sold, and at certain underperforming hospitals. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility. Both income from operations and net loss for the three and six months ended June 30, 2018, included non-cash expense of approximately $174 million and $202 million, respectively, primarily from impairment charges to reduce the value of long-lived assets, including allocated goodwill, at hospitals that the Company has identified for sale or has sold, and at certain under-performing hospitals.

(g)

The $(0.03) per share (diluted) and $(0.06) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three and six months ended June 30, 2019, respectively, is the net impact of several lawsuits settled in principle during the related periods, and related legal expenses. The $(0.01) per share (diluted) and $(0.05) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three and six months ended June 30, 2018, respectively, is the net impact of several lawsuits settled in principle during the related periods, and related legal expenses.

(h)

For the 12-month period ended June 30, 2019, the first lien net debt to consolidated EBITDA leverage ratio financial covenant under the Company’s Credit Facility limited the ratio of first lien net debt to consolidated EBITDA, as defined, to less than or equal to 5.25 to 1.00. We were in compliance with all such covenants at June 30, 2019, with a first lien net debt to consolidated EBITDA leverage ratio of approximately 4.96 to 1.00.

(i)

On January 1, 2019, the Company adopted the new lease accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the FASB Accounting Standards Codification (“ASC”) as topic 842 (“ASC 842”). The lease standard in ASC 842 requires lessees to recognize most leases on their balance sheet with a right-of-use asset and a corresponding lease liability and classified as either finance or operating leases, which will impact the manner and timing of expense recognition of such leases over the lease term. Immaterial leases and leases with an initial lease term 12 months or less are excluded from recognition on the balance sheet.

Upon adoption, the Company recorded operating lease liabilities and the related right-of-use assets of approximately $673 million. The operating lease right-of-use assets are recorded on the condensed consolidated balance sheet as a component of other assets, net. The Company elected to adopt the modified transition method allowed by the FASB by electing not to recast prior comparative periods upon adoption. As a result, no changes were made to the condensed consolidated statement of loss for the three and six months ended June 30, 2018 or the condensed consolidated balance sheet at December 31, 2018.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2019. These projections update selected guidance provided on April 30, 2019, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2019 guidance should be considered in conjunction with the assumptions included herein. See pages 18 and 19 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2019 Projection Range
Net operating revenues (in millions)	$12,900	to	$13,200
Adjusted EBITDA (in millions)	$1,625	to	$1,725
Net loss per share – diluted	$(2.00)	to	$(1.65)
Same-store hospital annual adjusted admissions growth	0.5%	to	1.5%
Weighted-average diluted shares	114.0	to	114.5

The following assumptions were used in developing the 2019 guidance provided above:

•	The 2019 projections include the impact of completed divestitures and the planned divestitures subject to definitive agreements which are expected to close in 2019.

•	The Company’s projections exclude the following:

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•	Same-store hospital annual adjusted admissions growth of 0.5% to 1.5% for 2019, which does not take into account service closures and weather-related or other unusual events.

•

Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.7% for 2019. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

•

Interest expense, expressed as a percentage of net operating revenues, of approximately 8.0%; however, this percentage may vary as revenue varies. Interest expense has been adjusted to reflect the repayment of debt with proceeds from the divestitures noted above, based on the expected timing of those divestitures. Total fixed rate debt, including swaps, is expected to average approximately 95% to 99% of total debt during 2019.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.6% to 0.7% for 2019.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 1.1% to 1.2% for 2019.

A reconciliation of the Company’s projected 2019 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending
	December 31, 2019
	Low	High
Net loss attributable to Community Health Systems, Inc. stockholders (1)	$(228)	$(189)
Adjustments:
Depreciation and amortization	600	620
Interest expense, net	1,030	1,045
Provision for income taxes	143	159
Net income attributable to noncontrolling interests	80	90

Adjusted EBITDA (1)	$1,625	$1,725

(1)

The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, (gains) losses from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2019
Guidance
Total	$450	to	$550

•	Net cash provided by operating activities is projected as follows (in millions):

2019
Guidance
Total	$550	to	$650

•	Diluted weighted-average shares outstanding are projected to be approximately 114.0 million to 114.5 million for 2019.

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CYH Announces Second Quarter 2019 Results

August 5, 2019

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•

the impact of current or future federal and state health reform initiatives, including, without limitation, the Affordable Care Act, and the potential for the Affordable Care Act to be repealed or found unconstitutional or for additional changes to the law, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, and the fact that a substantial portion of our indebtedness will mature and become due in the near future, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces Second Quarter 2019 Results

August 5, 2019

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of prior or potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	changes in interpretations, assumptions and expectations regarding the Tax Cuts and Jobs Act; and

•

the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 20, 2019, and our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and six months ended June 30, 2019, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2019 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-